Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-153647 and 333-175479 on Form S-8 and No 333-167371 on Form F-3 of our reports dated April 26, 2013, relating to the consolidated financial statements and financial statement schedule of ReneSola Ltd and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 26, 2013